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                                                                    Exhibit 10.5

                                 IFX CORPORATION

                             STOCK OPTION AGREEMENT

       THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of November
                                         ---------
10, 1998 (the "Grant Date") and is entered into between IFX CORPORATION, a
               ----------
Delaware corporation ("IFX"), and JOEL M. EIDELSTEIN ("Optionee"). In
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consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

       1.    Defined  Terms.  Capitalized terms not otherwise defined herein
             --------------
shall have the same meaning ascribed to them in the Plan.

       2.    Grant of Option.
             ---------------

             (a) Subject to the terms and conditions of the IFX 1998 Stock Option and Incentive Compensation Plan (the "Plan"), a copy of which is attached
                                             ----
hereto and incorporated herein by this reference, IFX grants to Optionee an option (the "Option") to purchase 300,000 shares (the "Shares") of IFX's common
             ------                                    ------
stock, $.02 par value (the "Common Stock"), at a price equal to $3.00 per share
                            ------------
(the "Option Price"). The Option Price has been determined by the Compensation
      ------------
Committee of the Board of Directors of IFX (the "Committee"), acting in good
                                                 ---------
faith, to be in excess of 150% of the fair market value of the Common Stock on the Grant Date.

             (b) The Option is intended to qualify as an incentive stock option as defined in, and will be subject to, Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and all provisions of this
                                       ----
Agreement are to be construed in conformity with this intention. The failure of all or any portion of the Option to qualify as an incentive stock option under
Section 422 of the Code shall not render invalid the Option or any portion of the Option that fails to so qualify.

       3.    Term.  Except as otherwise provided herein, the Option shall be
             ----
valid for a term commencing on the Grant Date and ending 10 years after the Grant Date (the "Termination Date").
                 ----------------

             (a) Option Rights Upon Termination of Employment. If Optionee ceases to be employed by IFX or any of its subsidiaries or affiliates (collectively, the "Subsidiaries") for any reason other than death or for
                    ------------
"Cause" (as defined in the Plan), the Option shall be exercisable at any time prior to the earlier of the termination date or the date three months after the date of termination of employment.

             (b)   Option Rights Upon Termination for Cause. If Optionee's
                   ----------------------------------------
employment with IFX and/or its Subsidiaries is terminated for Cause, any unexercised portion of the Option immediately shall be cancelled and thereafter may not be exercised and Optionee shall forfeit all rights to any unexercised portion of the Option.

             (c)   Option Rights Upon Death of Optionee. Following the death of
                   ------------------------------------
Optionee,
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the Option may be exercised by Optionee's personal representative or by the distributee to whom Optionee's rights under the Option shall pass by will or by the laws of descent and distribution, at any time prior to the earlier of the Termination Date or the date six months after the date of Optionee's death.

       4.    Vesting.
             -------

             (a)   Standard Vesting. The Option may only be exercised to the
                   ----------------
extent vested. Any vested portion of the Option may be exercised at any time in whole or from time to time in part. Vesting shall commence on the Grant Date and Optionee shall vest in the Option according to the following schedule (each date set forth below, a "Vesting Date"):
                    ------------

                                                       Cumulative
                                                       Percentage of
                  Vesting Date                         Option Vested
                  ------------                         -------------

                  Grant Date                                25%

                  January 1, 1999                           50%

                  January 1, 2000                           75%

                  January 1, 2001                           100%

Optionee must be employed by IFX or any Subsidiary on (a) the Grant Date, in order to vest in any portion of the Option, and (b) on any Vesting Date, in order to vest in the portion of the Option set forth in the chart above that vests on such Vesting Date. No portion of the Option shall vest between Vesting Dates; if Optionee ceases to be employed by IFX or any Subsidiary, then any portion of the Option that is scheduled to vest on any Vesting Date after the date Optionee's employment is terminated automatically shall be forfeited as of the termination of employment. If Optionee's employment with IFX or any Subsidiary is terminated for any reason, any portion of the Option which is not then vested shall be immediately forfeited; provided, however, that a transfer or reassignment of Optionee from IFX to any Subsidiary, or vice versa, shall not
                                                           ---- -----
constitute a termination of employment for purposes of this Agreement.

             (b)   Vesting Upon Change of Control.  Notwithstanding the
                   ------------------------------
provisions of Section 4(a) or anything contained in this Agreement or in the Plan to the contrary, upon a Change in Control (as hereinafter defined) the entire amount of the Option shall become 100% vested and immediately exercisable. For purposes of this Agreement, "Change in Control" means the
                                              -----------------
occurrence of any one of the following events:

                (i) any consolidation, merger or other similar transaction involving the Company, if the Company is not the continuing or surviving corporation, or which contemplates that all or substantially all of the business and/or assets of the Company will be controlled by another corporation;

                (ii) any sale, lease, exchange or transfer (in one transaction or series of related

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       transactions) of all or substantially all of the assets of the Company;

                (iii) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval;

                (iv) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding shares of voting stock of the Company; provided, however,
                                                          --------  -------
       that for purposes of the foregoing, "person" excludes Lee S. Casty, International Technology Investments, LC or any of their affiliates; or

                (v) if, during any period of 24 consecutive calendar months commencing on the date of this Agreement, those individuals (the "Continuing Directors") who either (i) were directors of the Company on
        --------------------
       the first day of each such period, or (ii) subsequently became directors of the Company and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, cease to constitute a majority of the board of directors of the Company.

       5.    Procedure for Exercise.  Exercise of the Option or a portion
             ----------------------
thereof shall be effected by the giving of written notice to IFX in accordance the Plan and payment of the pro rata portion of the Option Price for the number of Shares to be acquired pursuant to the exercise.

       6.    Payment for Shares. Payment of the Option Price (or portion
             ------------------
thereof) shall be made in cash or by such other method as may be permitted by the Committee in accordance with the provisions of the Plan. No Shares shall be delivered upon exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.

       7.    Options Not Transferable and Subject to Certain Restrictions.  The
             ------------------------------------------------------------
Option may not be sold, pledged, assigned or transferred in any manner without the prior consent of the Committee, which may be given or withheld in its sole discretion, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. During Optionee's lifetime, the Option may be exercised only by the Optionee, a permitted assignee or by a legally authorized representative. In the event of Optionee's death, the Option may be exercised by the distributee to whom Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

       8.    Acceptance of Plan.  Optionee hereby accepts and agrees to be bound
             ------------------
by all the terms and conditions of the Plan.

       9.    No Right to Employment.  Nothing herein contained shall confer upon
             ----------------------
Optionee any right to continuation of employment by IFX or any Subsidiary, or interfere with the right of IFX or any Subsidiary to terminate at any time the employment of Optionee. Nothing contained herein shall confer any rights upon Optionee as a shareholder of IFX, unless and until Optionee

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actually receives Shares.

       10.   Compliance with Securities Laws.  The Option shall not be
             -------------------------------
exercisable and Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the "Securities
                                                                 ----------
Act"), the Securities Exchange Act of 1934, as amended, the rules and
---
regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for IFX with respect to such compliance. If, in the opinion of counsel for IFX, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, IFX may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.

       11.   Adjustments.  Subject to the sole discretion of the Board of
             -----------
Directors, IFX may, with respect to any unexercised portion of the Option, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares covered by the Option and in the applicable exercise price thereof in the event of a change in the corporate structure or shares of IFX; provided, however, that no adjustment shall be made for the issuance of preferred stock of IFX or the conversion of convertible preferred stock of IFX. For purposes of this Section 11, a change in the corporate structure or shares of IFX includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of IFX or another entity.

       12.   No Other Rights. Optionee hereby acknowledges and agrees that,
             ---------------
except as set forth herein, no other representations or promises, either oral or written, have been made by IFX, any Subsidiary or anyone acting on their behalf with respect to Optionee's right to acquire any shares of Common Stock, stock options or awards under the Plan, and Optionee hereby releases, acquits and forever discharges IFX, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against IFX, any Subsidiary or anyone acting on their behalf with respect thereto.

       13.   Severability.  Any provision of this Agreement (or portion thereof)
             ------------
that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 13, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

       14.   Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between IFX and Optionee relating to Optionee's entitlement to stock options, Common Stock or similar benefits, under the Plan or otherwise.

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       15.   Amendment.  This Agreement may be amended and/or terminated at any
             ---------
time by mutual agreement of IFX and Optionee.

       16.   Governing Law. The construction and operation of this Agreement are
             --------------
governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).


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       This Agreement has been executed as of the date first written above.

                                               IFX CORPORATION




                                               By: /s/ Colleen M. Downes
                                                  -------------------------
                                                  Colleen M. Downes,
                                                  Chief Financial Officer



                                               /s/ Joel M. Eidelstein

                                               Joel M. Eidelstein


                                               Social Security Number

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